SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 24, 2003

EMERGE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29037	65-0534535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL		32958
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits

99.1	Press Release, dated November 24, 2003, announcing the completion of a $1.0 million private placement financing arrangement.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information in this Current Report and in the accompanying exhibit is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 12933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 24, 2003, eMerge Interactive, Inc. issued a press release announcing the completion of a $1.0 million private placement financing arrangement. A copy of this press release is attached hereto as Exhibit 99.1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 24, 2003

eMerge Interactive, Inc.

By:	/s/ Juris Pagrabs

Name: Title:	/s/ Juris Pagrabs Executive Vice President and CFO

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 24, 2003, announcing the completion of a $1.0 million private placement financing arrangement.

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